Exhibit 99-1 to 8-K
Dated December 18, 2009

NEWS RELEASE

SEACOAST BANKING CORPORATION
OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

Seacoast Banking Corporation of Florida Closes Sale of Common Stock

STUART, FL., December 18, 2009 – Seacoast Banking Corporation of Florida (NASDAQ: SBCF) (“Seacoast” or the “Company”), a bank holding company whose principal subsidiary is Seacoast National Bank, announced today that it has closed a private placement of 6,000,000 shares of its common stock at a price of $2.25 per share to CapGen Capital Group III LP (“CapGen”) for total gross proceeds of $13.5 million (the “CapGen Offering”), following CapGen’s receipt of necessary regulatory approval. Fox-Pitt Kelton Cochran Caronia Waller, and its successor by assignment, Macquarie Capital (USA) Inc., acted as the placement agent.

CapGen now owns 10.19% of the Company’s outstanding common stock as of December 17, 2009.

Further information about the CapGen Offering may be found in the Company’s Form 8-K filed with the SEC on October 29, 2009.

The common stock sold in the CapGen Offering has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations domiciled in Florida, and is headquartered on Florida’s Treasure Coast.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements made herein are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2008 and in our quarterly report on Form 10-Q/A for the period ending June 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.